SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                 April 16, 2003
--------------------------------------------------------------------------------
                        (Date of earliest event reported)


                   Harleysville Savings Financial Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Pennsylvania                          0-29709                   23-3028464
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)



271 Main Street, Harleysville, Pennsylvania                     19438
--------------------------------------------------------------------------------
 (Address of principal executive offices)                    (Zip Code)


                                 (215) 256-8828
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

         (a) Not applicable.

         (b) Not applicable.

         (c) The following exhibit is included with this Report:


         Exhibit No.                Description
         -----------                -----------

         99.1                       Press Release, dated April 16, 2003


Item 9. Regulation FD Disclosure (Results of Operations and Financial Condition)
        ------------------------------------------------------------------------

     On April 16, 2003, Harleysville Savings Financial Corporation issued a press release announcing its results of operations for the quarter ended March 31, 2003. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference. This information, which is required by Item 12 of Form 8-K, is being provided under Item 9 pursuant to Commission Release 34-47583.



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



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     Harleysville Savings Financial Corporation


                                     By:   /s/ Brendan J. McGill
                                           ----------------------
                                           Name:  Brendan J. McGill
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                                  Date:  April 16, 2003



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


                                  NEWS RELEASE
                                  ------------

Contact: Brendan J. McGill
         Senior Vice President and Chief Financial Officer (215) 256-8828

Summary: Harleysville Savings Financial Corporation Reports Increased Earnings for 2003 Second Quarter and Declares Cash Dividend

     Harleysville, PA, April 16, 2003 - Harleysville Savings Financial Corporation (NASDAQ:HARL), today reported increased earnings for the second quarter of fiscal year 2003.

     Net income for the quarter increased 7.9% to $1,144,000 or $.49 per diluted share compared to $1,060,000 or $.46 per diluted share for the same quarter last year.

     The increase in earnings is a result of higher net interest income and other income. The positive effects from core operations was evident in the increase of 11.3% in net interest income to $2,962,000 for the current quarter compared to $2,660,000 for the same quarter last year.

     The Company's assets increased 13.0% to $659 million from $583 million a year earlier. Stockholders' book value increased to $17.38 per share from $15.95 per share a year ago.

     The Company's board of directors declared a regular quarterly cash dividend of $.16 per share, which is an increase of 14.3% over the cash dividend paid during the same quarter last year. This is the sixty-third (63rd) consecutive quarter that the Company has paid a cash dividend to its stockholders and sixteenth (16th) consecutive year of increased cash dividends. The cash dividend will be payable on May 21, 2003 to stockholders of record on May 7, 2003.

     Because of its strong emphasis on home mortgage lending and a business model that focuses on serving the personal financial needs of families and individuals, the Company has been able to maintain a high quality loan portfolio and outstanding operating expense efficiency ratio. These two cornerstone principles, along with a carefully managed capital position represent the foundational trilogy of the Company's business plan. As of March 31, 2003, the Company's ratio of non-performing assets and 90-day delinquents amounted to .04% of total assets and its efficiency ratio was 52.4%, both outstanding performance ratios in the industry.

     Harleysville Savings Financial Corporation is the holding company for Harleysville Savings Bank. Established in 1915, Harleysville Savings Bank is a Pennsylvania chartered and federally insured savings bank, headquartered in Harleysville, PA. Harleysville, PA is located in central Montgomery County, which has the third largest population and the second highest per capita income in the state of Pennsylvania.

     This presentation may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic; competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.

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


Harleysville Savings Financial Corporation

Selected Consolidated Financial Data as of March 31, 2003



(Dollars in thousands except per share data)
((1) Unaudited)
                                                   Year-To-Date
                                                ----------------------------------------------
                                                  Six Months Ended:      Three Months Ended:
                                                --------------------    ----------------------
                                                Mar 31,     Mar 31,      Mar 31       Mar 31
Selected Consolidated Earnings Data             2003 (1)    2002 (1)    2003 (1)     2002 (1)
--------------------------------------------    ---------------------   ----------------------
Total interest income                           $ 17,087    $ 17,584    $   8,391      $ 8,646
Total interest expense                            11,155      12,432        5,429        5,986
                                                ---------   ---------   ---------   ----------

Net Interest Income                                5,932       5,152        2,962        2,660
Provision for loan losses                             --          --          --            -
                                                      --          --          --           -
Net Interest Income after Provision for Loan
Losses                                             5,932       5,152        2,962        2,660
                                                ---------   ---------   ---------   ----------

Loss on sales of investments                          --         (24)         --          (24)
Gain on sales of loans                                 1           1          --            1
Other income                                         612         528          300          259
Total other expenses                               3,429       3,098        1,739        1,572
                                                ---------   ---------   ---------   ----------

Income before Income Taxes                         3,116       2,558        1,523        1,324
Income tax expense                                   792         493          379          264
                                                ---------   ---------   ---------   ----------

Net Income                                      $  2,324    $  2,065    $   1,144      $ 1,060
                                                =========   =========   =========   ==========


Per Common Share Data
--------------------------------------------
Basic earnings                                  $    1.02   $    0.92   $    0.50    $    0.47
Diluted earnings                                $    1.00   $    0.91   $    0.49    $    0.46
Dividends                                       $    0.32   $    0.26   $    0.16    $    0.13
Book value                                      $   17.38   $   15.95   $   17.38    $   15.95
Shares outstanding                              2,277,341   2,256,281   2,277,341    2,256,281
Average shares outstanding - basic              2,269,718   2,241,456   2,276,057    2,249,887
Average shares outstanding - diluted            2,318,359   2,281,545   2,327,309    2,292,752



                                                   Year-To-Date             Year-To-Date
                                                ---------------------   ----------------------
                                                  Six Months Ended:       Three Months Ended:
                                                 --------------------   ----------------------
                                                Mar 31,      Mar 31,     Mar 31,      Mar 31,
Other Selected Consolidated Data                2003 (1)     2002 (1)    2003 (1)    2002 (1)
--------------------------------------------    ---------------------   ----------------------
Return on average assets                           0.74%       0.72%      0.72%        0.73%
Return on average equity                          12.05%      11.82%     11.67%       11.97%
Interest rate spread                               1.75%       1.63%      1.72%        1.67%
Net yield on interest earning assets               1.94%       1.86%      1.92%        1.90%
Operating expenses to average assets               1.09%       1.09%      1.09%        1.09%
Efficiency ratio                                  52.40%      54.58%     53.30%       53.85%
Ratio of non-performing loans to total
  assets at end of period                          0.04%       0.03%      0.04%        0.03%
Loan loss reserve to total loans, net              0.68%       0.68%      0.68%        0.68%


                                                      Year-To-Date
                                                ---------------------
                                                  Mar 31,    Dec 31,
Selected Consolidated Financial Data             2003 (1)    2002 (1)
--------------------------------------------    ---------   ---------
Total assets                                     $659,311    $618,469
Loans receivable - net                            291,798     293,318
Loan loss reserve                                   1,991       2,032
Cash & investment securities                       76,326      86,435
Mortgage-backed securities                        260,646     210,568
FHLB stock                                         13,013      11,244
Deposits                                          381,420     372,734
FHLB advances                                     233,497     202,189
Total stockholders' equity                         39,574      38,889

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